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                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement of Crane Co. on Form S-3 of our report dated May 4, 1994, on our audits of the financial statements and financial statement schedules of Eldec Corporation as of March 28, 1993 and March 29, 1992, and for the three years ended March 28, 1993. We also consent to the reference to our firm under the caption "Experts."


/s/ Coopers & Lybrand

     Seattle Washington
     May 18, 1994